EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-115388 of The PNC Financial Services Group, Inc. on Form S-8 of our report dated June 20, 2007, appearing in the Annual Report on Form 11-K of the PFPC Inc. Retirement Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

June 24, 2008